Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of July 26, 2020 (this “Agreement”), is entered into by and between CNX Midstream Partners LP, a Delaware limited partnership (the “Partnership”), CNX Gas Company LLC, a Virginia limited liability company (“CNX Gas”), and CNX Gas Holdings, Inc., a Delaware corporation (“Holdings” and, together with CNX Gas, each a “Unitholder” and collectively the “Unitholders”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, CNX Resources Corporation, a Delaware corporation, CNX Resources Holdings LLC, a Delaware limited liability company (“Merger Sub”), the Partnership and CNX Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub shall be merged with and into the Partnership, the separate existence of Merger Sub shall cease and the Partnership shall survive and continue to exist as a Delaware limited partnership (the “Merger”);

WHEREAS, as of the date hereof, each Unitholder is the Record Holder and beneficial owner in the aggregate of, and has the right to vote and dispose of, the number of common units representing limited partner interests in the Partnership (“Common Units”) set forth opposite such Unitholder’s name on Schedule A hereto (the “Existing Units”);

WHEREAS, as a condition and inducement to the Partnership’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Unitholders are entering into this Agreement; and

WHEREAS, the Unitholders acknowledge that the Partnership is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Unitholders set forth in this Agreement and would not enter into the Merger Agreement if the Unitholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Unitholders hereby agree as follows:

1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Conflicts Committee” has the meaning ascribed thereto in the Partnership Agreement.

“Covered Unitholder” means each Unitholder and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder or beneficial owner of Covered Units pursuant to Section 7(a), by joinder or otherwise.

“Covered Units” means the Existing Units of which each Unitholder is the Record Holder or beneficial owner as of the date hereof, together with any Common Units of which such Unitholder becomes the Record Holder or beneficial owner on or after the date hereof (or any Common Units with respect to which any Person as may later become party to this Agreement pursuant to Section 7(a), by joinder or otherwise, if applicable, becomes the Record Holder or beneficial owner on or after the date hereof).

“Proxy Designee” means a Person designated by the Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the Partnership Agreement.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

2. Agreement to Vote Covered Units and Deliver Written Consent. Prior to the Termination Date (as defined herein), each Covered Unitholder, severally and not jointly, irrevocably and unconditionally agrees that it shall (a) within two Business Days after the Registration Statement becomes effective under the Securities Act (but, for the avoidance of doubt, not until such Registration Statement becomes effective), deliver (or cause to be delivered) a written consent pursuant to Section 13.11 of the Partnership Agreement covering all of the Covered Units approving the adoption of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, (b) not revoke any such written consent delivered in accordance with clause (a), and (c) at any meeting of the limited partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting), however called and in connection with the Merger, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), in person or by proxy, all Covered Units (in all manners and by each applicable class): (i) in favor of the Merger, the approval of the Merger Agreement and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (ii) against any action, agreement, transaction or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger. For the avoidance of doubt, no Covered Unitholder (in its capacity as a unitholder) shall be under any obligation whatsoever to require or request that the limited partners of the Partnership vote on, consent to or otherwise approve or reject any matter or issues; notwithstanding the foregoing, if any Covered Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Units in accordance with this Section 2.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED UNITHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, NICHOLAS J. DEIULIIS, DONALD W. RUSH, STEPHANIE L. GILL AND ANY OTHER PROXY DESIGNEE, EACH OF THEM INDIVIDUALLY, SUCH COVERED UNITHOLDER’S, AS APPLICABLE, PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED UNITHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED UNITHOLDER, AS APPLICABLE, WITH RESPECT TO THE COVERED UNITS (AND EACH COVERED UNITHOLDER HEREBY REPRESENTS TO THE PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE AND HEREBY REVOKES ANY SUCH OTHER PROXIES). EACH COVERED UNITHOLDER HEREBY AFFIRMS THAT THE IRREVOCABLE PROXY SET FORTH IN THIS SECTION IS GIVEN IN CONNECTION WITH THE MERGER AGREEMENT, AND THAT SUCH IRREVOCABLE PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH COVERED UNITHOLDER UNDER THIS AGREEMENT.

(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement.

4. No Inconsistent Agreements. Each Unitholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with the Unitholder’s obligations pursuant to this Agreement.

5. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the mutual written agreement of the parties hereto to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in

Sections 13 to 19 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Upon termination of this Agreement, none of the Covered Unitholders shall have any further obligations or liabilities hereunder.

6. Representations and Warranties of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly) and making representations only as to itself, hereby represents and warrants to the Partnership as follows:

(a) Such party is the Record Holder and beneficial owner of, and has good and valid title to, its respective Covered Units, free and clear of Liens other than as created by this Agreement, the Merger Agreement or arising under generally applicable securities Laws. Such party has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As of the date hereof, other than the Covered Units , such party is not the Record Holder and does not own beneficially any (i) units or voting securities of the Partnership, (ii) securities of the Partnership convertible into or exchangeable for units or voting securities of the Partnership or (iii) options or other rights to acquire from the Partnership any units, voting securities or securities convertible into or exchangeable for units or voting securities of the Partnership. The Covered Units are not subject to any voting trust agreement or other contract to which such party is a party restricting or otherwise relating to the voting or Transfer of the Covered Units. Such party has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.

(b) Such party is duly organized, validly existing and in good standing under the Laws of Delaware, or such other Laws of its jurisdiction, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such party, the performance by such party of its obligations hereunder and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by such party and no other actions or proceedings on the part of such party are necessary to authorize the execution and delivery by such party of this Agreement, the performance by such party of its obligations hereunder or the consummation by such party of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and, assuming due authorization, execution and delivery by the Partnership, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such party for the execution, delivery and performance of this Agreement by such party or the consummation by such party of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such party nor the consummation by such party of the transactions contemplated hereby nor compliance by such party with any of the provisions hereof shall (A) conflict with or violate, any provision of the Organizational Documents of such party, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such party pursuant to, any contract to which such party is a party or by which such party or any property or asset of such party is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of such party’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such party to perform its obligations hereunder.

(d) As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against such party or, to the actual knowledge of such party, any other Person or, to the actual knowledge of such party, threatened against such party or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the Partnership of their rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Such party understands and acknowledges that the Partnership is entering into the Merger Agreement in reliance upon such party’s execution and delivery of this Agreement and the representations and warranties of such party contained herein.

(f) Each Unitholder is an Affiliate (as defined in the Partnership Agreement) of the General Partner.

7. Certain Covenants of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly) hereby covenants and agrees, in each case, only on its own behalf as follows, in each case except as otherwise approved in writing by Conflicts Committee:

(a) Prior to the Termination Date, and except as contemplated hereby, such party shall not (i) Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units or (iii) knowingly take any action that would make any representation or warranty of such party contained herein untrue or incorrect or have the effect of preventing or disabling such party from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, such party may Transfer any or all of the Covered Units, in accordance with applicable Law, to each other or any Affiliate of the General Partner; provided that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to the Partnership a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party with the obligations of a Covered Unitholder. Any Transfer in violation of this provision shall be void.

(b) Prior to the Termination Date, in the event that such party becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional Common Units or other voting interests with respect to the Partnership, such Covered Unitholder shall promptly notify the Partnership of such Common Units or voting interests, such Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Common Units held by such party set forth on Schedule A hereto shall be deemed amended accordingly and such Common Units or voting interests shall automatically become subject to the terms of this Agreement.

8. Transfer Agent. Each Covered Unitholder hereby authorizes the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, the Partnership or its counsel shall further notify the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the Termination Date.

9. Unitholder Capacity. This Agreement is being entered into by each Covered Unitholder solely in its capacity as a holder of Common Units, and nothing in this Agreement shall restrict or limit the ability of such Covered Unitholder or any of its respective Affiliates or any employee thereof who is a director or officer of the Partnership to take any action in his or her capacity as a director or officer of the Partnership to the extent specifically permitted by the Merger Agreement.

10. Disclosure. Each Covered Unitholder hereby authorizes the Partnership to publish and disclose in any announcement or disclosure required by the SEC and in the Consent Statement/Prospectus such party’s identity and ownership of the Covered Units and the nature of such party’s obligations under this Agreement.

11. Non-Survival of Representations and Warranties. The representations and warranties of each Covered Unitholder contained herein shall not survive the Termination Date or the closing of the transactions contemplated hereby and by the Merger Agreement.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein.

13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(i) If to the Unitholders (or any other Covered Unitholder):

CNX Resources Corporation

1000 CONSOL Energy Drive, Suite 400

Canonsburg, Pennsylvania 15317-6506

Attention:     Donald W. Rush

                     Stephanie L. Gill

Email:           DonaldRush@cnx.com

                      StephanieGill@cnx.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP 811

Main Street, Suite 3700

Houston, Texas 77002

Attention:     Nick S. Dhesi

Email:           nick.dhesi@lw.com

(ii) If to the Partnership:

CNX Midstream GP LLC

1000 CONSOL Energy Drive, Suite 400

Canonsburg, Pennsylvania 15317-6506

Attention:     Donald W. Rush

                     Stephanie L. Gill

Email:           DonaldRush@cnx.com

                      StephanieGill@cnx.com

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention:     Joshua Davidson

                     Andrew J. Ericksen

Email:           joshua.davidson@bakerbotts.com

                      aj.ericksen@bakerbotts.com

Notices shall be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified above or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).

15. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the Conflicts Committee in this Agreement.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of all other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Partnership may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of the Partnership, and a Unitholder may Transfer any or all of the Covered Units in accordance with Section 7(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

18. Other Miscellaneous Provisions. The provisions of Sections 9.6, 9.8, 9.9, 9.11 and 9.12 of the Merger Agreement shall be incorporated into to this Agreement, mutatis mutandis, except for such changes as are required to comply with applicable Law.

19. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, any waiver, amendment, termination or assignment of rights permitted by this Agreement must be approved, in the case of the Partnership, by the Conflicts Committee.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Partnership and each Unitholder have caused to be executed or executed this Agreement as of the date first written above.

UNITHOLDERS

CNX GAS COMPANY LLC

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Senior Vice President and
Chief Financial Officer

CNX GAS HOLDINGS, INC.

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Senior Vice President and
Chief Financial Officer

SIGNATURE PAGE TO SUPPORT AGREEMENT

PARTNERSHIP

CNX MIDSTREAM PARTNERS LP

By: CNX Midstream GP LLC, its general partner

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Chief Financial Officer

SIGNATURE PAGE TO SUPPORT AGREEMENT

SCHEDULE A

Unitholder	Existing Units
CNX Gas Company LLC	46,794,206
CNX Gas Holdings, Inc.	897,992

Schedule A